Exhibit 3.1

Page 1

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WHEELING CONSUMER RATE RELIEF FUNDING LLC”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF AUGUST, A.D. 2025, AT 10:21 O`CLOCK A.M.

10300620 8100 SR# 20253713256	Authentication: 204536312 Date: 08-21-25

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 10:21 AM 08/19/2025 FILED 10:21 AM 08/19/2025 SR 20253713256 - File Number 10300620	STATE OF DELAWARE
CERTIFICATE OF FORMATION OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Wheeling Consumer Rate Relief Funding LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company.

By:
Authorized Person

Name:	Paula Haynes
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DE0S3- 03/11/2020 Wolters Kluwer Online